Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Fourth Quarter and Full Year 2017 Results

MIAMI—February 22, 2018-- World Fuel Services Corporation (NYSE: INT)
Fourth-Quarter 2017

•	GAAP net loss of $193.1 million or $2.86 per diluted share, including a tax charge attributable to the enactment of the Tax Cuts and Jobs Act (“U.S. Tax Reform”), impairment and restructuring charges

•	Adjusted net income was $17.0 million, or $0.25 per diluted share

•	Generated operating cash flow of $160.0 million

Full-Year 2017

•	Record total of 20.9 billion gallons of fuel sold

•	Record total gross profit of $932.2 million

•	Impairment charges of $91.9 million primarily related to our marine segment

•	Restructuring charges of $59.6 million related to exiting non-core business lines and improving operating efficiencies

•	One-time transition tax of $144 million related to U.S. Tax Reform

•	GAAP net loss of $170.2 million, or $2.50 per diluted share

•	Adjusted EBITDA of $295.9 million

•	Adjusted net income of $126.6 million or $1.86 per diluted share

Fiscal Year 2017 Highlights
“We generated $932 million in gross profit representing modest growth over 2016. Strength in our aviation segment was meaningfully offset by challenging market conditions in marine and parts of our land segment,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “We are optimistic about 2018 as we have begun executing on an organizational redesign to drive greater operating efficiencies. We continue to sharpen our portfolio of business activities while executing on a solid pipeline of initiatives to accelerate organic growth across the business, with opportunity for selective strategic investments, as well.”
For the full year, the company’s aviation segment generated gross profit of $441 million, an increase of $40 million or 10% year-over-year, primarily driven by our government business and increased volume and profitability in our international fueling operations. The company’s marine segment generated gross profit of $126 million, a decrease of 16% year-over-year, primarily driven by the continued weakness in the maritime environment. The company’s land segment generated gross profit of $366 million, up 5% year-over-year, primarily driven by the benefit derived from recent acquisitions offset in part by pressures in supply and trading activities in North America.

In conjunction with our annual goodwill and intangible asset impairment tests, we recorded a non-cash impairment charge of $91.9 million, in the fourth quarter, primarily related to our marine segment. This was primarily a result of growing weakness in maritime markets over the last year, along with a further decline in demand for price risk management products and our decision to exit our marine business in certain international markets. The goodwill impairment is a non-cash charge and does not impact our current financial flexibility, and we believe our overall cash generating capabilities remain strong.

As a result of our continuing efforts to sharpen our portfolio of business activities, we recorded a restructuring charge of $59.6 million in the fourth quarter, relating to the exit of two specific business activities. As we heighten our focus on sharpening our portfolio, we expect to identify additional opportunities to restructure our operations, exit non-core assets or under-performing lines of business in an effort to more effectively allocate resources to drive improved profitability.

Our fourth quarter results reflect an income tax charge of approximately $157 million, which includes a $144 million one-time transition tax payable over eight years, as a result of U.S. Tax Reform. As we intend to utilize our U.S. net operating losses, we expect to only pay approximately $100 million over the eight-year payment period. Looking ahead, the new 21% domestic corporate tax rate should offer the potential for improved returns related to our large pipeline of strategic investment opportunities in the U.S.

“We are committed to restructuring all relevant parts of the company, in terms of size and organizational design, to maximize our market competitiveness and operational agility. We are focused on achieving a more efficient operating model measured by the disciplined execution of fundamentals to drive improvement in long-term operational and financial performance,” said Ira M. Birns, executive vice president and chief financial officer. “Organic and strategic growth opportunities combined with the benefit from recent restructuring activities and ongoing efforts to identify additional cost saving opportunities, should drive improved results in 2018, delivering greater value to our shareholders.”

LIQUIDITY AND CAPITAL

Operating cash flow amounted to $205 million for fiscal year 2017. Our net debt to adjusted EBITDA ratio stood at 1.8x at December 31, 2017 down from 2.1x at September 30, 2017.

We repurchased 1.73 million shares for $61.9 million in 2017 and we have $100.0 million remaining under the share repurchase program approved by our Board of Directors in October 2017.

Principally as a result of U.S. Tax Reform, we repaid $242 million of borrowings outstanding under our credit facility and term loan in the fourth quarter. We also amended our credit facility in January 2018 to facilitate additional repayments.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net debt (collectively, the “Non-GAAP Measures”). The Non-GAAP measures exclude costs associated with goodwill and other impairments, severance and restructuring charges, the tax impact of the Tax Cuts and Jobs Act of 2017, the valuation allowance against the net U.S. deferred tax assets and acquisition-related charges, primarily because we do not believe they are reflective of the Company’s core operating results. We used a combination of qualitative and quantitative factors to review goodwill and identifiable intangible assets for impairment for all of our reporting units and as a result of performing these assessments, we recorded an impairment charge primarily attributable to the write-off of goodwill in our marine segment and intangible assets, mostly consisting of customer relationships in both the marine and land segments. Restructuring charges are related to an enterprise-wide restructuring plan that is designed to streamline the organization, and reallocate resources to better align our organizational structure and costs with our strategy. These non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends. We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations to accelerate organic growth, execute on our long-term growth strategy, our expectations regarding our restructuring activities and additional cost saving opportunities, our future operating results and its contributing factors, our belief regarding our cash generating capabilities, our intentions regarding use of our net operating losses and its impact on future tax payment amounts, and the impact of the new corporate tax rate on our investment returns. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively leverage technology and operating systems and realize the anticipated benefits, our ability to successfully execute and achieve efficiencies and other benefits related to our transformation initiatives, our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives, the impact of impairments to goodwill or intangible assets, our ability to successfully implement our growth strategy, our ability to effectively integrate acquired businesses and recognize the anticipated benefits, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our returns, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, risks related to the complexity of U.S. Tax Reform and our ability to accurately predict its impact on our future earnings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	December 31,	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$372.3	$698.6
Accounts receivable, net	2,705.6	2,344.0
Inventories	505.0	458.0
Prepaid expenses	64.4	46.5
Short-term derivative assets, net	51.1	58.9
Other current assets	241.9	230.6
Total current assets	3,940.4	3,836.6
Property and equipment, net	329.8	311.2
Goodwill	845.5	835.8
Identifiable intangible and other non-current assets	472.1	429.1
Total assets	$5,587.8	$5,412.6
Liabilities:
Current liabilities:
Current maturities of long-term debt and capital leases	$25.6	$15.4
Accounts payable	2,239.7	1,770.4
Customer deposits	108.3	90.8
Accrued expenses and other current liabilities	344.9	306.0
Total current liabilities	2,718.6	2,182.7
Long-term debt	884.6	1,170.8
Non-current income tax liabilities, net	202.4	84.6
Other long-term liabilities	44.2	34.5
Total liabilities	3,849.8	3,472.6
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 67.7 and 69.9 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	0.7	0.7
Capital in excess of par value	354.9	399.9
Retained earnings	1,492.8	1,679.3
Accumulated other comprehensive loss	(126.5)	(154.8)
Total World Fuel shareholders' equity	1,721.9	1,925.0
Noncontrolling interest	16.0	15.0
Total equity	1,738.0	1,940.0
Total liabilities and equity	$5,587.8	$5,412.6
.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$8,872.0	$7,792.1	$33,695.5	$27,015.8
Cost of revenue	8,642.1	7,569.9	32,763.3	26,116.8
Gross profit	229.9	222.3	932.2	899.0
Operating expenses:
Compensation and employee benefits	113.8	107.1	428.2	413.3
General and administrative	81.9	91.1	306.9	296.8
Goodwill and other impairments	91.9	—	91.9	—
Restructuring charges	59.6	—	59.6	—
	347.2	198.2	886.6	710.1
Income from operations	(117.2)	24.0	45.6	188.9
Non-operating expenses, net:
Interest expense and other financing costs, net	(18.1)	(13.3)	(60.3)	(39.2)
Other income (expense), net	(1.3)	(8.7)	(6.4)	(7.5)
	(19.4)	(22.0)	(66.7)	(46.7)
Income (loss) before income taxes	(136.7)	2.1	(21.1)	142.1
Provision for income taxes	57.0	—	149.2	15.7
Net income (loss) including noncontrolling interest	(193.7)	2.1	(170.3)	126.4
Net (loss) attributable to noncontrolling interest	(0.6)	(0.1)	(0.1)	—
Net income (loss) attributable to World Fuel	$(193.1)	$2.2	$(170.2)	$126.5

Basic earnings (loss) per common share	$(2.86)	$0.03	$(2.50)	$1.82

Basic weighted average common shares	67.4	69.1	68.1	69.3

Diluted earnings (loss) per common share	$(2.86)	$0.03	$(2.50)	$1.81

Diluted weighted average common shares	67.4	69.5	68.1	69.8

Comprehensive income:
Net income (loss) including noncontrolling interest	$(193.7)	$2.1	$(170.3)	$126.4
Other comprehensive income (loss):
Foreign currency translation adjustments	0.3	(27.1)	30.1	(40.4)
Cash Flow hedges, net of income tax benefit of $0.3 for 2017	(2.1)	(3.8)	(0.3)	(6.6)
Other comprehensive income (loss):	(1.8)	(30.9)	29.8	(47.0)
Comprehensive income (loss) including noncontrolling interest	(195.5)	(28.9)	(140.5)	79.5
Comprehensive income (loss) attributable to noncontrolling interest	(0.1)	1.1	1.5	1.6
Comprehensive income (loss) attributable to World Fuel	$(195.4)	$(30.0)	$(142.0)	$77.9

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$(193.7)	$2.1	$(170.3)	$126.4
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	21.9	23.9	86.0	82.3
Provision for bad debt	3.0	10.0	9.3	15.4
Goodwill impairment and other chargeoffs	91.9	—	91.9	—
Share-based payment award compensation costs	6.0	4.7	21.2	19.2
Deferred income tax (benefit) provision	34.4	(21.5)	13.2	(36.0)
Foreign currency losses (gains), net	(9.0)	6.5	(0.6)	(11.8)
Other	(75.8)	(1.1)	(1.2)	(7.5)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(105.7)	(294.5)	(362.0)	(506.8)
Inventories	25.6	39.8	(43.9)	(49.5)
Prepaid expenses	(9.8)	7.9	(19.7)	7.7
Short-term derivative assets, net	(28.6)	(28.8)	(0.2)	163.7
Other current assets	56.8	10.0	7.1	(20.4)
Cash collateral with financial counterparties	(11.2)	20.4	(26.7)	149.2
Other non-current assets	(11.1)	(9.2)	(30.3)	4.4
Accounts payable	197.5	210.2	451.2	423.4
Customer deposits	7.1	(15.8)	13.4	(26.3)
Accrued expenses and other current liabilities	78.4	22.6	78.4	(121.9)
Non-current income tax, net and other long-term liabilities	82.5	(2.4)	88.4	(6.4)
Total adjustments	353.7	(17.1)	375.5	78.8
Net cash provided by (used in) operating activities	160.0	(15.1)	205.2	205.2
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(26.1)	(164.4)	(120.7)	(430.8)
Capital expenditures	(16.1)	(7.2)	(54.0)	(36.1)
Other investing activities, net	(4.9)	2.2	(5.4)	38.4
Net cash used in investing activities	(47.1)	(169.3)	(180.1)	(428.5)
Cash flows from financing activities:
Borrowings of debt	972.6	1,877.4	4,472.7	4,688.0
Repayments of debt	(1,257.1)	(1,829.2)	(4,749.7)	(4,280.3)
Dividends paid on common stock	(4.0)	(4.1)	(16.3)	(16.6)
Purchases of common stock	—	(22.8)	(61.9)	(41.2)
Other financing activities, net	(0.3)	(6.1)	(6.3)	(9.0)
Net cash provided by (used in) financing activities	(288.9)	15.2	(361.6)	340.9
Effect of exchange rate changes on cash and cash equivalents	2.4	(4.5)	10.3	(1.5)
Net increase (decrease) in cash and cash equivalents	(173.6)	(173.8)	(326.2)	116.1
Cash and cash equivalents, as of beginning of period	546.0	872.3	698.6	582.5
Cash and cash equivalents, as of end of period	$372.3	$698.6	$372.3	$698.6

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Non-GAAP financial measures and reconciliation:	2017	2016	2017	2016
GAAP net income (loss) attributable to World Fuel	$(193.1)	$2.2	$(170.2)	$126.5
Goodwill and other impairments, net of income taxes	82.0	—	82.0	—
Severance and restructuring charges, net of income taxes (1)	44.1	7.8	49.1	9.4
Tax impact of the Tax Cuts and Jobs Act of 2017 (2)	157.4	—	157.4	—
Valuation allowance against the net U.S. deferred tax assets (3)	(76.9)	—	—	—
Acquisition related charges, net of income taxes	3.4	4.4	8.3	11.0
Adjusted net income attributable to World Fuel	$17.0	$14.3	$126.6	$146.9

GAAP diluted earnings (loss) per common share	$(2.86)	$0.03	$(2.50)	$1.81
Goodwill and other impairments, net of income taxes	1.22	—	1.21	—
Severance and restructuring charges, net of income taxes (1)	0.65	0.11	0.72	0.14
Tax impact of the Tax Cuts and Jobs Act of 2017 (2)	2.33	—	2.31	—
Valuation allowance against the net U.S. deferred tax assets (3)	(1.14)	—	—	—
Acquisition related charges, net of income taxes	0.05	0.06	0.12	0.16
Adjusted diluted earnings per common share	$0.25	$0.21	$1.86	$2.11

(1)
The pre-tax amount of restructuring charges, including severance-related costs, was $59.6 million for the three and twelve months ended December 31, 2017. The pre-tax amount of severance-related expenses for the three and twelve months ended December 31, 2016 was $11.7 million and $13.9 million, respectively, and $7.1 million for the twelve months ended December 31, 2017, which was not otherwise included in the restructuring charges.

(2)	This amount includes the effects of the $143.7 million one-time transition tax on historical accumulated foreign earnings.

(3)	This amount represents the reversal of the valuation allowance recorded during the three months ended September 30, 2017.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Non-GAAP financial measures and reconciliation:	2017	2016	2017	2016
GAAP net income (loss) attributable to World Fuel	$(193.1)	$2.2	$(170.2)	$126.5
Provision for income taxes	57.0	—	149.2	15.7
Interest expense and other financing costs, net	18.1	13.3	60.3	39.2
Depreciation and amortization	21.8	23.9	86.1	82.3
Goodwill and other impairments	91.9	—	91.9	—
Severance and restructuring charges	59.6	11.7	66.7	13.9
Acquisition and other related charges	$5.2	$6.2	$12.0	$14.0
Adjusted EBITDA(1)	$60.5	$57.3	$295.9	$291.6

(1)
The Company defines adjusted EBITDA as net income (loss) excluding the impacts for the provision for income taxes, interest expense and other financing costs, depreciation and amortization, and non-recurring charges, including those associated with goodwill and other impairments, severance, restructuring and acquisition-related costs.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Revenue:	2017	2016	2017	2016
Aviation segment	$4,006.7	$3,104.2	$14,538.2	$10,914.4
Land segment	2,840.1	2,543.0	10,958.0	8,918.8
Marine segment	2,025.3	2,145.0	8,199.3	7,182.5
	$8,872.0	$7,792.1	$33,695.5	$27,015.8
Gross profit:
Aviation segment	$105.7	$102.0	$440.5	$401.0
Land segment	95.3	86.8	365.8	348.5
Marine segment	29.0	33.5	126.0	149.5
	$229.9	$222.3	$932.2	$899.0
Income from operations:
Aviation segment	$41.2	$36.7	$192.9	$160.5
Land segment	(54.7)	6.8	(7.9)	70.8
Marine segment	(77.7)	(2.5)	(57.8)	30.2
	(91.2)	41.0	127.2	261.5
Corporate overhead - unallocated	(26.1)	(17.0)	(81.6)	(72.7)
	$(117.2)	$24.0	$45.6	$188.9

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
Volume (Gallons):	2017	2016	2017	2016
Aviation Segment	2,016.6	1,884.4	7,938.3	7,126.9
Land Segment	1,473.5	1,487.3	5,940.4	5,366.0
Marine Segment (1)	1,619.3	2,015.6	7,007.9	8,278.5
Consolidated Total	5,109.4	5,387.4	20,886.6	20,771.3

(1)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 6.1 and 26.5 for the three and twelve months ended December 31, 2017.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer & Investor Relations